EXHIBIT 10.38

LEASE AGREEMENT

CYPRESS COURT

BY AND BETWEEN

CYPRESS COURT OPERATING ASSOCIATES, L.P.

(“LANDLORD”)

AND

Southern Bay Energy, L.L.C.,

(“TENANT”)

TABLE OF CONTENTS

Page

SEC. 1	LEASED PREMISES:	1
SEC. 2	TERM:	1
SEC. 3	USE:	2
SEC. 4	SECURITY DEPOSIT:	2
SEC. 5	BASE RENT:	2
SEC. 6	ADDITIONAL RENT:	3
SEC. 7	SERVICE AND UTILITIES:	7
SEC. 8	MAINTENANCE, REPAIRS AND USE:	9
SEC. 9	QUIET ENJOYMENT; RIGHTS RESERVED:	9
SEC. 10	ALTERATIONS:	10
SEC. 11	FURNITURE, FIXTURES AND PERSONAL PROPERTY:	11
SEC. 12	SUBLETTING AND ASSIGNMENT:	11
SEC. 13	FIRE AND CASUALTY:	13
SEC. 14	CONDEMNATION:	14
SEC. 15	DEFAULT BY TENANT:	14
SEC. 16	REMEDIES OF LANDLORD:	15
SEC. 17	LIEN FOR RENT:	17
SEC. 18	NON-WAIVER:	17
SEC. 19	LAWS AND REGULATIONS; RULES AND REGULATIONS:	17
SEC. 20	ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY:	17
SEC. 21	SEVERABILITY:	17
SEC. 22	SIGNS:	17
SEC. 23	SUCCESSORS AND ASSIGNS:	18
SEC. 24	SUBORDINATION:	18
SEC. 25	TAX PROTEST:	19
SEC. 26	HOLDING OVER:	19
SEC. 27	INDEPENDENT OBLIGATION TO PAY RENT:	19
SEC. 28	INDEMNITY; RELEASE AND WAIVER:	19
SEC. 29	INSURANCE:	20
SEC. 30	ENTIRE AGREEMENT:	20
SEC. 31	NOTICES:	21
SEC. 32	COMMENCEMENT DATE:	21
SEC. 33	RELOCATION OF TENANT:	21
SEC. 34	BROKERS:	21
SEC. 35	ESTOPPEL CERTIFICATES:	21
SEC. 36	NAME CHANGE:	22
SEC. 37	BANKRUPTCY:	22
SEC. 38	TELECOMMUNICATIONS PROVIDERS:	22
SEC. 39	HAZARDOUS SUBSTANCES:	23
SEC. 40	NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES:	23
SEC. 41	ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA:	23
SEC. 42	ATTORNEYS’ FEES:	24
SEC. 43	AUTHORITY OF TENANT:	24
SEC. 44	INABILITY TO PERFORM:	24
SEC. 45	JOINT AND SEVERAL TENANCY:	24
SEC. 46	EXECUTION OF THIS LEASE AGREEMENT:	24
SEC. 47	WAIVER OF TRIAL BY JURY; COUNTERCLAIM:	24
SEC. 48	CALCULATION OF TIME PERIODS:	25
SEC. 49	EXHIBITS:	25
SEC. 50	ANTI-TERRORISM:	25
SEC. 51	GUARANTY:	25
SEC. 52	TERMINATION OPTION:	25

i

EXHIBITS:

EXHIBIT A – FLOOR PLAN OF THE LEASED PREMISES

EXHIBIT B – LEGAL DESCRIPTION OF THE LAND

EXHIBIT C – PARKING AGREEMENT

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – ACCEPTANCE OF PREMISES MEMORANDUM

EXHIBIT F – TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT G – LEASEHOLD IMPROVEMENTS

EXHIBIT H – AIR CONDITIONING AND HEATING SERVICES

EXHIBIT I – INSURANCE REQUIREMENTS

EXHIBIT J – GUARANTY

ii

LEASE AGREEMENT

Office Building

This Lease Agreement (this “Lease Agreement”) is made and entered into as of the date set forth on the signature page between Cypress Court Operating Associates, L.P., a New Mexico limited partnership, hereinafter referred to as “Landlord”, and Southern Bay Energy, L.L.C., a Texas limited liability company, hereinafter referred to as “Tenant”:

WITNESSETH:

SEC. 1 LEASED PREMISES: In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:

A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately 10,576 square feet of Net Rentable Area in Suite 220 and approximately 3,179 square feet of Net Rentable Area in Suite 255 for a total of approximately 13,755 square feet of Net Rentable Area on the second floor as indicated on the floor plan attached hereto as Exhibit A and known as Suites 220 & 255 (the “Leased Premises”) in the office building located at 110 Cypress Station Drive, Houston, Harris County, Texas 77090 (the “Building”) and situated on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes (the “Land”). Subject to Section 9.B below, Landlord hereby grants Tenant, its employees, invitees and other visitors, a nonexclusive license for the Term of this Lease Agreement and all extensions and renewals thereof to use, for the purpose of ingress and egress to the Building and the Leased Premises, and in accordance with Section 19 below, the Common Areas (as hereinafter defined). Facilities and areas of the Building that are intended and designated by Landlord from time to time for the common, general and non-exclusive use of all tenants of the Building are called “Common Areas.” Landlord has the exclusive control over and right to manage the Common Areas. In addition, Landlord shall have the exclusive use and control over all other areas of the Building not designated as Common Areas nor leased exclusively to tenants of the Building, which include, but are not limited to, all risers, horizontal and vertical shafts and telephone closets in the Building.

B. The term “Net Rentable Area” shall mean the net rentable area measured according to standards similar to those published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1996, as amended or replaced from time to time (the “Modified BOMA Standard”). The Modified BOMA Standard has been used in calculating the Net Rentable Area of the Building and the Leased Premises, and Tenant and Landlord hereby stipulate and agree that same are correct, notwithstanding any minor variations in measurement or other variations that may have been incurred in the calculation thereto. If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the Modified BOMA Standard. The Net Rentable Area of the Building is stipulated for all purposes to be 100,352 square feet.

C. Landlord also leases to Tenant certain parking spaces on the terms and conditions set forth in Exhibit C attached hereto and made a part hereof for all purposes.

D. The Leased Premises shall be delivered to Tenant and Tenant shall accept same, in its current “AS IS, WHERE IS” condition.

SEC. 2 TERM:

A. The term of this Lease Agreement (the “Term”) shall be three (3) years and shall commence on the November 1, 2008 and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on October 31, 2011.

B. This Lease Agreement shall be effective as of the Effective Date (as hereinafter defined) and in the event Landlord consents to Tenant or its agents, employees or contractors entering the Leased Premises prior to the Commencement Date, such entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the date specified in Section 5 below.

SEC. 3 USE: The Leased Premises shall be used and occupied by Tenant solely as general office use and for no other purpose. As a material consideration for Landlord’s execution of this Lease Agreement, Tenant shall maintain, open and operate its business in the Leased Premises during all normal business hours of the Building throughout the Term of this Lease Agreement. The Leased Premises shall not be used for any purpose which would tend to lower the character of the Building, violate any other tenants’ exclusive use, if any, previously granted by Landlord, create unreasonable elevator loads or otherwise interfere with standard Building operations and Tenant shall not engage in any activity which does not comply with the standards of the Building. Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld if such machine is for the exclusive use of Tenant, its employees and invitees.

SEC. 4 SECURITY DEPOSIT: $0.00 payable on the Effective Date. Upon the occurrence of any Event of Default (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined) and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within sixty (60) days after the termination of this Lease Agreement and after Tenant provides written notice to Landlord of Tenant’s forwarding address; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Leased Premises if Tenant shall fail to deliver same at the termination of this Lease Agreement in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted. Tenant shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of an Event of Default by Tenant.

SEC. 5 BASE RENT:

A. As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent according to the following schedule (the “Base Rent”):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-36	$16.00	$220,080.00	$18,340.00

The Base Rent shall be payable to Landlord at the address set forth in Section 31 below (or such other address as may be designated by Landlord in writing from time to time) in monthly installments in legal tender of the United States of America, in advance, without demand, set-off or counterclaim except as herein expressly provided, on or before the first day of each calendar month during the Term hereof; provided, however, the first monthly payment of Base Rent shall be made on the Effective Date. If the Term of this Lease Agreement as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month.

B. In addition to the foregoing Base Rent and the Additional Rent to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as additional rent all charges for any services, goods or materials furnished by Landlord at Tenant’s request which are not required to be furnished by Landlord under this Lease Agreement, as well as other sums payable by Tenant hereunder, within ten (10) days after Landlord renders a statement therefor to Tenant. All Rent (as hereinafter defined) shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the “prime rate” per annum of the JPMorgan Chase Bank, a New York banking corporation or its successor or such other “money center” as Landlord and Tenant may agree from time to time (“Chase”) in effect on said due date (or if the “prime rate” be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (ii) twelve percent (12%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by the applicable laws of the State of Texas or the United States of America, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect. In addition thereto, if Tenant has failed to pay Rent as and when due, then, Tenant shall pay Landlord a “Late Charge” of six percent (6%) of the overdue amount. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease Agreement that are impracticable or extremely difficult to fix. Landlord’s acceptance of a Late Charge does not waive Tenant’s default.

C. If the Net Rentable Area of the Leased Premises is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Leased Premises (including without limitation, Base Rental, Additional Rent, Tenant’s pro rata share, the Improvement Allowance and number of reserved Parking Spaces and number of unreserved Parking Spaces) shall be automatically adjusted to reflect the modification of the Net Rentable Area of the Leased Premises, effective as of the date of the determination made in accordance with Section 1.B above. If the Net Rentable Area of the Building is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Building (including, without limitation, Tenant’s pro rata share) shall automatically be adjusted to reflect the modification of the Net Rentable Area of the Building, effective as of the date of the determination made in accordance with Section 1.B above. The parties shall memorialize all such adjustments in an amendment to this Lease Agreement as soon as reasonably possible thereafter.

SEC. 6 ADDITIONAL RENT:

A. As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year after calendar year 2008 for Suite 220 and calendar year 2008 for Suite 255, (the “Base Year”), as additional rent (the “Additional Rent”), Tenant’s pro rata share of the Operating Expenses (as hereinafter defined) for that year which exceed the Operating Expenses for the Base Year. Tenant’s pro rata share shall be a fraction, the numerator of which is the Net Rentable Area in the Leased Premises and the denominator of which is the Net Rentable Area in the Building, which for all purposes herein shall be stipulated to be 10.539% for Suite 220 and 3.168% for Suite 255 for a total of 13.707%.

Tenant’s proportionate share of Operating Expenses shall not increase to any calendar year by more than six percent (6%), computed annually, on a non-cumulative basis from the first year during the Lease Term, excluding ad valorem taxes, property insurance and utilities.

B. All Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term “Operating Expenses” as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, management, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities, and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord’s discretion (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the “Complex”), including but not limited to the following:

(1) Wages and salaries of all employees at or below the level of property manager engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto.

(2) All supplies, tools, equipment and materials used in operation and maintenance of the Complex.

(3) Cost of all utilities for the Complex, including but not limited to the costs of water, electricity, gas, heating, lighting, air conditioning and ventilation.

(4) Cost of all janitorial service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, window cleaning, janitorial service, trash removal and elevator maintenance.

(5) Cost of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith; the amount of the deductible paid by Landlord or deducted from any insurance proceeds paid to Landlord shall also constitute an Operating Expense.

(6) Accounting costs and audit fees attributable to Landlord’s ownership of the Complex, including without limitation in connection with tax returns. All taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise) and any other taxes and improvement assessments attributable to the Complex, or its operation or the revenues or rents received therefrom excluding, however, federal and state taxes on income (except to the extent that same, upon their initial implementation have the effect of reducing Taxes or act as a replacement or substitute for a present method of taxation that is included in Taxes as of the Effective Date) (collectively, “Taxes”); provided, however, that if at any time during the Term, new taxes, assessments, levies, impositions or charges are imposed on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or other similar tax), or the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an increase to the tax rate thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied), then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will also be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

(7) Amortization of the cost of installation of capital investment items that have been or are hereafter installed for the purpose of reducing Operating Expenses or which may be required by any laws, ordinances, orders, rules, regulations and requirements which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex, whether now in force or hereafter enacted. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles as reasonably determined by Landlord.

(8) The property management fees incurred by Landlord.

(9) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex.

(10) The reasonable rental value of the Building management office.

(11) All costs incurred by Landlord for the purpose of reducing Operating Expenses, including, without limitation, the cost of all tax protests.

The following costs are specifically excluded form the definition of the term “Operating Expenses:”

1) capital improvements made to the Property, other than capital improvements described in subparagraph (7) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common areas, replacement of carpet in elevator lobbies, and the like;

2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Property other than Tenant;

3) interest, amortization or other payments on loans by Landlord;

4) depreciation of the Building;

5) leasing commissions;

6) legal expenses, other than those incurred for the general benefit of the Property’s tenants (e.g. tax disputes);

7) renovating or otherwise improving tenant space for other tenants of the Property or vacant space in the Building (except common areas);

8) correcting defects in the construction of the Building.

C. If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 6.E below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

D. On or about January 1 of each calendar year after the Base Year during the Term, Landlord shall endeavor to deliver to Tenant Landlord’s good faith estimate of Tenant’s Additional Rent (the “Estimated Additional Rent”) for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year’s estimate until Landlord’s estimate is delivered to Tenant. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

E. Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent. If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. Any amount due to the Landlord as shown on Landlord’s statement described above, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any subsequent written exception made pursuant to Section 6.H. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to herein as “Rent”.

F. Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety-five percent (95%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the Net Rentable Area of the Building is being provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utilities, management fees and janitorial) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year.

G. All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address of the Landlord’s property manager specified in Section 31 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

H. Landlord shall maintain full and complete records of Operating Expenses and exclusions therefrom in accordance with generally accepted accounting principles and good commercial practice and sufficient to enable Tenant to audit Operating Expenses to confirm that Operating Expenses are being charged in accordance with this Lease Agreement. Not more than once per calendar year, and only on or before the thirtieth (30th) day following the date Landlord delivered the statement described in Section 6.E above to Tenant setting out the adjustment, if any, to the Estimated Additional Rent (the Estimated Additional Rent, as adjusted by such statement, is hereinafter referred to as the “Adjusted Additional Rent”), Tenant shall have the right, directly or through agents or contractors, to inspect and audit Landlord’s books and records pertaining to Operating Expenses and exclusions therefrom for the period covered by the statement only, upon reasonable advance notice to and coordination with Landlord; provided, however, in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. Such audit shall be conducted in Landlord’s offices in Houston, Texas during normal business hours of the Building. If Tenant fails to commence such audit on or before the thirtieth (30th) day following the date Landlord delivered the statement described in Section 6.E above to Tenant or to complete such audit and deliver the auditor’s report to Landlord before the ninetieth (90th) day following the delivery of such statement, then Tenant shall conclusively be deemed to have accepted the Adjusted Additional Rent specified in such statement and to have waived any right to contest such amount in the future. The cost of any such review or audit by Tenant shall be borne solely by Tenant if no adjustment results, but if there is a downward adjustment Landlord will pay any such expenses. If following such audit, it is conclusively determined that the Adjusted Additional Rent paid by Tenant exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such determination. If as a result of such audit, it is conclusively determined that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year, Tenant shall pay to Landlord within thirty (30) days of the date of such determination, the positive difference between the amount that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year.

I. Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Operating Expenses and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Operating Expenses. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.

SEC. 7 SERVICE AND UTILITIES:

A. Provided no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, and subject to the provisions of Sections 7.B and 7.C below, Landlord shall furnish the following services and amenities (collectively, the “Required Services”) to Tenant (and its assignees and sublessees permitted hereunder) while occupying the Leased Premises:

(1) Domestic water at those points of supply provided for general use of the tenants of the Building;

(2) Central heat, ventilation and air conditioning in season, at such times, at such temperatures and in such amounts as are considered by Landlord to be standard, but in keeping with the standards of other comparable office buildings in the vicinity of the FM 1960/I-45 area of Houston, Texas, all as more particularly described on Exhibit H attached hereto and made a part hereof for all purposes;

(3) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be in keeping with the standards of other comparable office buildings in the vicinity of the FM 1960/I-45 area of Houston, Texas;

(4) Janitor service on a five (5) day week basis, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to tenants in the Building;

(5) On-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security provided that (i) Landlord has exercised reasonable care in the selection of the security contractor and equipment, and (ii) the scope and extent of the security services contracted for by Landlord are in keeping with the standards of other comparable office buildings in the vicinity of the FM 1960/I-45 area of Houston, Texas;

(6) Electrical facilities to furnish during normal operating hours (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Leased Premises and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Leased Premises. In the event that the Tenant’s connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof.

If Tenant shall consume electrical current in excess of 0.75 kilowatt hours per square foot of Net Rentable Area in the Leased Premises per month, Tenant shall pay to Landlord the actual costs to Landlord to provide such additional consumption as Additional Rent. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity or other utilities in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Leased Premises installed, maintained, and read by Landlord at Tenant’s expense. If any supplemental heating, ventilation and air conditioning unit is installed in the Leased Premises or serves the Leased Premises (the “Supplemental HVAC Equipment”), Landlord shall install and maintain electrical submeters, at Tenant’s expense, to monitor Tenant’s actual aggregate consumption of electrical power by the Supplemental HVAC Equipment. Tenant shall reimburse Landlord for such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing.

(7) All Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas outside of the Leased Premises, rest rooms and stairwells; and

(8) Non-exclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day and non-exclusive freight elevator service during normal business hours of the Building.

B. The obligation of Landlord to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Landlord’s ability to provide the Required Services as herein stipulated shall not constitute an Event of Default hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Landlord hereunder.

C. To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Landlord’s covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. As used herein, the phrase “cause beyond the reasonable control of Landlord” shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof, provided that Landlord utilizes its reasonable efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. However, if Tenant is prevented from making reasonable use of the Premises for more than thirty (30) days in any forty-five (45) consecutive day period because of unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each day that Tenant is so prevented from making reasonable use of the Premises.

D. Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Required Services under this Lease Agreement, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease Agreement. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord’s sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord’s discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease Agreement nor entitle Tenant to any abatement of or reduction in Rent.

Landlord hereby agrees that the equipment and machinery of the Tenant in the Premises on November 1, 2008 is standard and no additional charges shall be attributed thereto.

SEC. 8 MAINTENANCE, REPAIRS AND USE:

A. Landlord shall provide for the cleaning and maintenance of the public portions of the Building including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations which shall include repairs to the exterior walls, corridors, windows, roof framing and roof, exterior windows, pavement, foundation and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees, visitors or licensees.

B. Landlord, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Leased Premises at all reasonable hours with prior notice to Tenant to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish to Tenant, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

C. Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord on demand. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in as good condition as on the Leasehold Improvements Completion Date, ordinary wear and tear alone excepted, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

D. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably interfere with, annoy or disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or use any apparatus which might make undue noise or set up vibrations in the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. In the event Tenant fails to correct, cure or discontinue such prohibited or dangerous use within five (5) days following notice from the Landlord, such failure shall constitute an Event of Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in this Lease Agreement.

SEC. 9 QUIET ENJOYMENT; RIGHTS RESERVED:

A. Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.

B. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Complex or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant’s access to the Leased Premises, (ii) improve, remodel, add additional floors to or otherwise alter the Building, (iii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land, and (iv) convey, transfer or dedicate portions of the Land. In addition, Landlord shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building’s energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Landlord’s rights pursuant to this Section 9, shall in no way reduce Tenant’s obligations under this Lease Agreement or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 9. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents caused by or arising out of any work performed pursuant to the exercise of Landlord’s rights reserved in this Section 9 or new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord. Tenant agrees to cooperate with Landlord in furtherance of Landlord’s exercise of any of the rights specified in this Section 9.

SEC. 10 ALTERATIONS:

A. Tenant shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall not be permitted to take x-rays or core drill or penetrate the floor of the Leased Premises or any other floor of the Building without first obtaining the Landlord’s consent. The cost of any consultant or engineer hired by Landlord in connection with such work undertaken by Tenant shall be paid for by Tenant as additional rent hereunder. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord’s consent and prior to commencement of construction of the alterations or physical additions, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations and physical additions and evidence of contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties (as defined on Exhibit I) as additional insureds. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord’s actual costs incurred to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the alterations. Tenant shall deliver to Landlord a copy of the “as-built” plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the cost incurred by Landlord to update its current architectural plans for the Building.

B. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith.

C. Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Complex in connection therewith other than Tenant’s leasehold estate under this Lease Agreement. However, should any mechanics’ or other liens be filed against any portion of the Complex or any interest therein (other than Tenant’s leasehold estate hereunder) by reason of Tenant’s acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said ten (10) day period, which failure shall be deemed to be an Event of Default hereunder without the necessity of any further notice, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.

D. Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord’s review and approval of Tenant’s plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws or release Tenant from its obligations under this Section 10.D.

E. Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Leased Premises to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art 9201) (collectively, the “Accommodation Laws”). Except to the extent provided below, Landlord shall be responsible for making all accommodations and alterations to the Common Areas of the Building necessary to comply with the Accommodation Laws. Notwithstanding the foregoing, Landlord may perform, at Tenant’s sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws to any area outside of the Leased Premises which are triggered by any alterations or additions to the Leased Premises and Tenant shall reimburse Landlord for such cost and expense upon demand.

SEC. 11 FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement; (b) Tenant is not in default of any obligation or covenant under this Lease Agreement at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing within sixty (60) days prior to the termination of this Lease Agreement, Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal. In addition, Tenant shall be required prior to the termination of this Lease Agreement to remove all of its telecommunications equipment, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, whether located in the Leased Premises or in the Common Areas. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items), Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord not to exceed ibe thousand dollars ($1,000) in connection therewith and Tenant shall be deemed to be holding over pursuant to Section 26 below until such time as such items have been removed from the Leased Premises. This Section 11 shall survive the expiration or termination of this Lease Agreement.

SEC. 12 SUBLETTING AND ASSIGNMENT:

A. In the event Tenant should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its intended use, financial condition and business operations) of such desire at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

(1) in the event such assignee or sublessee fails to meet the conditions set forth in subparagraph (3) below, to refuse to permit Tenant to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2) to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; or

(3) to permit Tenant to assign this Lease Agreement or sublet such space for the duration specified in such notice, such approval not to be unreasonably withheld if (a) the nature and character of the proposed assignee or sublessee and the principals thereof, their business and activities and intended use of the Leased Premises are in Landlord’s reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (c) the form and substance of the proposed sublease or instrument of assignment are acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld) and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase Landlord’s cleaning requirements, (2) impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause alterations or additions to be made to the Building (excluding the Leased Premises), (e) Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of rent realized by Tenant as a result of said sublease or assignment in excess of the Base Rent and Additional Rent payable to Landlord by Tenant under this Lease Agreement and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Tenant credit for Tenant’s reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as additional rent hereunder, (f) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound and (g) the creditworthiness of the proposed assignee or sublessee and the principals thereof is acceptable to Landlord, in Landlord’s sole discretion.

Notwithstanding, Landlord’s prior written consent shall not be required for a transfer provided that the successor entity has a net worth equal to or greater than that of Tenant and provided the Tenant and the proposed transferee comply with all other terms and conditions of this section.

B. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease Agreement, as to the space transferred to it, (ii) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with a request made by Tenant pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee, all legal costs reasonably incurred in connection with the granting of any requested consent and a charge reasonably determined by Landlord to cover in-house time spent in respect of such request.

Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Tenant’s mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by merger or operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Tenant, each of which shall be ineffective and void and shall constitute an Event of Default under this Lease Agreement unless consented to by Landlord in writing in advance. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the Term, shall be deemed to be an assignment of this Lease Agreement.

SEC. 13 FIRE AND CASUALTY:

A. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as reasonably determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (i) results in total or substantial damages to or destruction of the Building and Landlord shall decide not to rebuild or (ii) results in the Leased Premises being untenantable in whole or in substantial part and the reasonable estimation of a responsible contractor selected by Landlord as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises and all other portions of the Building exceeds six (6) months from the time such work is commenced, then in either event, Landlord shall have a right to terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant. Subject to reasonable delays for insurance adjustments, Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 13 within sixty (60) days after any such damage or destruction. If any portion of Rent is abated under this Section 13, Landlord may elect to extend the expiration date of the Term of this Lease Agreement for the period of the abatement.

B. Notwithstanding anything in this Lease Agreement to the contrary, if the Leased Premises are damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees, customers or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement.

C. Notwithstanding anything contained in this Section 13, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance carried by Landlord and Landlord shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements in the Leased Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of this Lease Agreement.

SEC.14 CONDEMNATION: If all of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a “Taking” or “Taken”, as the context requires), or if so much of the Complex is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord’s opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later). If this Lease Agreement is not terminated as a result of a Taking, Landlord shall restore the Leased Premises remaining after the Taking to a Building standard condition. During the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s pro rata share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenantable bears to the area of the Leased Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant shall have the right to assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s movable personal property.

SEC, 15 DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease Agreement:

A. The failure of Tenant to pay any Rent as and when due under this Lease Agreement;

B. The failure of Tenant to perform, comply with or observe any of the other covenants or conditions contained in this Lease Agreement and the continuance of such failure for the period of time as may be specified elsewhere in this Lease Agreement for such specific covenant or condition, or should no period of time be specified elsewhere in this Lease Agreement with respect to such specific covenant or condition, a period of ten (10) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said ten (10) day period despite Tenant’s diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said ten (10) day period and/or the continuance of such failure for a period of thirty (30) days notwithstanding Tenant’s efforts to cure;

C. Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease Agreement pursuant to Section 24 or an estoppel certificate pursuant to Section 35.

D. The failure of Tenant to occupy the Leased Premises during the entire Term;

E. The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations under this Lease Agreement (i) naming Tenant or any guarantor as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s or any guarantor’s property or for Tenant’s interest in this Lease Agreement, or (iii) to reorganize or modify Tenant’s or any guarantor’s capital structure;

F. The admission by Tenant or any guarantor in writing of its inability to meet its obligations as they become due or the making by Tenant or any guarantor of an assignment for the benefit of its creditors;

G. The attempt by Tenant to assign this Lease Agreement or to sublet all or any part of the Leased Premises without the prior written consent of Landlord in accordance with Section 12;

H. Any holding over by Tenant in accordance with Section 26 with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement; or

I. The failure by Tenant to comply with the insurance requirements set forth in Exhibit I.

SEC. 16 REMEDIES OF LANDLORD: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A. Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys’ fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5, (iv) the present value (discounted at the rate of six percent (6%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions, tenant improvement allowances and attorneys’ fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.

B. Terminate Tenant’s right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord’s standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant’s right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

C. Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord’s lien or security interest described in Section 17. The provisions of this Section 16.C are intended to override and control any conflicting provisions of the Texas Property Code.

D. All agreements and provisions to be performed by Tenant under any of the terms of this Lease Agreement shall be at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant’s part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

E. In connection with the exercise by Landlord of its rights and remedies in respect of any Event of Default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Texas law to mitigate damages, or to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that such requirements be and are hereby WAIVED to the maximum extent permitted by applicable law), Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:

(1) Landlord leases other space in the Building prior to re-letting the Leased Premises;

(2) Landlord refuses to relet the Leased Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this Lease, “affiliate” shall mean and refer to any person or entity controlling, under common control with, or controlled by, the party in question);

(3) Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not of a type and nature consistent with that of the other tenants in the Building or the floor where the Leased Premises are situated as of the date Tenant defaults under this Lease Agreement, or because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Building;

(4) Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(5) Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;

(6) Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form without substantial tenant-oriented modifications or such tenant requires improvements to the Leased Premises to be paid at Landlord’s cost and expense; or

(7) Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;

and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (7) above, both inclusive, of this sentence are reasonable grounds for Landlord’s refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord’s refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement. In the event the waiver set forth in this Section 16.E shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable, and that Landlord shall be conclusively deemed to have used the efforts to mitigate damages required by applicable law if: Landlord places the Leased Premises on its inventory of available space in the Building; Landlord makes such inventory available to brokers who request same; and Landlord shows the Leased Premises to prospective tenants (or their brokers) who request to see it.

SEC. 17 LIEN FOR RENT: INTENTIONALLY DELETED.

SEC. 18 NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord’s or Tenant’s rights hereunder. Waiver by Landlord or Tenant’s of any right for any Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

SEC 19 LAWS AND REGULATIONS; RULES AND REGULATIONS: Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations of any state, federal, municipal and other agencies or bodies having any jurisdiction thereof relating to the use, condition or occupancy of the Leased Premises. Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof for all purposes and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. The current rules and regulations of the Building are set forth in Exhibit D attached hereto and made a part hereof for all purposes.

SEC 20 ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder. Furthermore, Tenant specifically agrees to look solely to Landlord’s interest in the Complex for the recovery of any judgment from Landlord, it being agreed that the Landlord Parties shall never be personally liable for any such judgment.

SEC 21 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC 22 SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Landlord. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord has installed one

(1) Building standard strips containing a listing of Tenant’s name and its officers on the Building’s directory board located on the ground floor of the Building. Landlord shall promptly update, at Tenant’s expense, Tenant’s listings in the Building directory from time to time upon Tenant’s written request (but no more than once quarterly).

SEC 23 SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of the parties hereto. The term “Landlord”, as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only the owner of the Building at the time in question, so that in the event of any transfer of title to the Building, the party by whom any such transfer is made shall be relieved of all liability and obligations of Landlord arising under this Lease from and after the date of such transfer. If Tenant is composed of more than one party, then all such parties shall be jointly and severally liable.

SEC 24 SUBORDINATION:

A. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Complex or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, however, at Landlord’s request Tenant shall execute promptly any appropriate certificate or instrument that Landlord may request. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant; provided, however, that Landlord shall not exercise this power of attorney unless Tenant fails to execute and deliver such instruments or certificates within ten (10) days after being requested by Landlord to do so. In the event of the enforcement by the ground lessor, the trustee, the beneficiary or the secured party under any such ground lease, mortgage, deed of trust or security agreement of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon request of the ground lessor or any person or party succeeding to the interest of Landlord as a result of such enforcement, will automatically become the Tenant of such ground lessor or successor in interest without any change in the terms or other provisions of this Lease Agreement. Upon request by such ground lessor or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates; provided, however, that Landlord shall not exercise this power of attorney unless Tenant fails to execute and deliver such instruments or certificates within ten (10) days after being requested by Landlord to do so. Notwithstanding anything contained in this Lease Agreement to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease Agreement, Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the lessor under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said lessor and holder(s) fail to cure or cause to be cured said default within thirty (30) days from the receipt of such notice from Tenant. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas.

B. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

SEC 25 TAX PROTEST: Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code.

SEC 26 HOLDING OVER: In the event of holding over by Tenant with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to one and one half the Rent payable by Tenant for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties (as defined on Exhibit I) against all claims for damages against the Landlord Parties as a result of Tenant’s possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement.

SEC 27 INDEPENDENT OBLIGATION TO PAY RENT:

A. It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

B. Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC 28 INDEMNITY; RELEASE AND WAIVER:

A. Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including attorneys’ fees and necessary litigation expenses (collectively, the “Claims”), arising from Tenant’s use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done, permitted, omitted or suffered by Tenant and its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of Tenant or any of its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES. In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant’s sole cost and expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 28 shall survive the expiration or earlier termination of this Lease Agreement.

B. Tenant hereby releases the Landlord Parties from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way associated with any loss covered or which should have been covered by insurance, REGARDLESS OF CAUSE OR ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF THE LANDLORD PARTIES, including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease Agreement.

Landlord and Landlord’s agents and employees shall not be liable to Tenant or any other person or entity whom may claim by or through or subject to the Tenant for any injury to person or damage to property caused by the Premises or other portions of the Building becoming out of repair or damaged or by defect in or failure of equipment, pipes or wiring, or broken glass, wind damage, rain damage, floods, rising water or fires or by the backing up of drains or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant or any other person or entity whomsoever for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building, regardless of whether such loss occurs when the area is locked against entry. Landlord shall not be liable to Tenant or Tenant’s employees, customers or invitees for any damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease, to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises or the Building, and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided in Landlord’s sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. TENANT EXPRESSLY AGREES THAT THE FOREGOING PROVISIONS OF THIS SECTION 28 (b) SHALL APPLY TO THE NEGLIGENCE OF LANDLORD, ITS AGENTS, PARTNERS, OFFICERS AND EMPLOYEES.

J. Landlord shall not be liable or responsible to Tenant for (a) any loss or damage to any property or person occasioned by theft, criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord’s control, or (b) any damage or inconvenience which may arise through repair or alteration of any part of the Building made necessary by virtue of any such cause; provided, however, Landlord shall use commercially reasonable efforts to minimize such damage or inconvenience to Tenant.

SEC 29 INSURANCE: Landlord and Tenant shall satisfy the insurance requirements as more particularly described on Exhibit I attached hereto and made a part hereof for all purposes. In no event shall Tenant’s liability under this Lease Agreement be limited by the amount of insurance required to be carried under Exhibit I.

SEC 30 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord’s request, to execute a recordable memorandum of this Lease Agreement.

SEC 31 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice, notification or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and (i) delivered personally, (ii) forwarded by facsimile, (iii) sent by Certified or Registered Mail, postage prepaid, with a copy also sent by facsimile or (iv) sent by a reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	c/o BGK Texas Property Management, L.L.C.
1235 North Loop West, Suite 1025
Houston, Texas 77008
Attention: J. Peter Mehlert
Telephone: (713) 862-3333
Facsimile: (713) 861-8989

To the Tenant:	At the address noted for Tenant on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.

In addition, following written notice to Tenant of Landlord’s selection of a property manager, Tenant shall simultaneously deliver copies of all notices required to be delivered to Landlord under this Lease Agreement to such property manager. Such addresses may be changed from time to time by either party by serving written notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, five (5) business days after it shall have been mailed as provided in this Section 31 or if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine, whichever is earlier.

SEC 32 COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord within ten (10) days of Landlords’ request an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit E attached hereto and made a part hereof for all purposes.

SEC 33 RELOCATION OF TENANT: INTENTIONALLY DELETED.

SEC 34 BROKERS: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only Cypressbrook Management Company and n/a (“Broker”) and that it knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Landlord shall agree to pay all real estate commissions due in connection with this Lease Agreement only to the broker(s) named herein, provided Landlord and such broker have entered into a separate commission agreement. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any liability from all other claims for commissions, finder’s fee or other compensation arising from the negotiation of this Lease Agreement.

SEC 35 ESTOPPEL CERTIFICATES:

A. From time to time after Tenant accepts the Leased Premises, within ten (10) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit F or in such other form and substance satisfactory to Landlord (herein called “Tenant’s Estoppel Certificate”), certifying to all or any part of the information provided for in Exhibit F as is requested by Landlord and any other information reasonably requested by Landlord.

B. Tenant does hereby irrevocably appoint Landlord as attorney-in-fact of Tenant, coupled with an interest, in Tenant’s name, place and stead to sign and deliver Tenant’s Estoppel Certificate as if the same had been signed and delivered by Tenant, in the event that Tenant fails to provide Tenant’s Estoppel Certificate within ten (10) days after Landlord’s written request therefor.

SEC 36 NAME CHANGE: Landlord and Tenant mutually covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building or the address of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

SEC 37 BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.A(3)(e). Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant’s obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

SEC 38 TELECOMMUNICATIONS PROVIDERS: In the event Tenant wishes to use, at anytime during the Term of this Lease Agreement, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Landlord. Landlord may condition its consent on such matters as Landlord deems appropriate including, without limitation, (i) such provider agreeing to an easement or license agreement in form and substance satisfactory to Landlord, (ii) Landlord having been provided and approved the plans and specifications for the equipment to be installed in the Building, (iii) Landlord having received, prior to the commencement of such work, such indemnities, bonds or other financial assurances as Landlord may require, (iv) the provider agreeing to abide by all Building rules and regulations, and agreeing to provide Landlord an “as built” set of plans and specifications, (v) the provider agreeing to pay Landlord such compensation as Landlord determines to be reasonable, and (vi) Landlord having determined that there is adequate space in the Building for the placement of all of such provider’s lines and equipment.

SEC 39 HAZARDOUS SUBSTANCES:

A. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, contained or disposed of on or in the Complex by Tenant, Tenant’s agents, employees, contractors or invitees in violation of Environmental Laws (as hereinafter defined). If Hazardous Substances are used, stored, generated, contained or disposed of on or in the Complex, or if the Complex becomes contaminated in any manner due to the actions or omissions of Tenant or its agents, employees, contractors or invitees, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Complex, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term and as a result of such use, storage, generation, disposal or contamination in violation of Environmental Laws. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Complex in violation of Environmental Laws that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Complex to the condition existing prior to the presence of any such Hazardous Substance on the Complex; provided, however, Tenant must obtain Landlord’s prior written approval for any such remedial action. Tenant shall be responsible for the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Tenant of a Hazardous Substance under Environmental Laws. The indemnity obligations of Tenant under this Section 39 shall survive the expiration or earlier termination of this Lease Agreement.

B. As used herein, “Hazardous Substance” means any substance (i) that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal law, and includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste”, “hazardous substance” or a “hazardous material” pursuant to any such laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof, (ii) any substance which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents and (iii) all biohazardous, infectious and medical waste. Notwithstanding anything in this Section 39 to the contrary, “Hazardous Substances” shall not include materials commonly used in the ordinary operations of a general office building, provided that (1) such materials are used and properly stored in the Leased Premises in quantities ordinarily used and stored in comparable office space, (2) such materials are not introduced into the Building’s plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) such materials are in strict compliance with local, state or federal law. As used herein, “Environmental Laws” means all applicable federal, state or local laws, regulations, orders, judgments and decrees regarding health, safety or the environment.

SEC 40 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES: Wherever in this Lease Agreement Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. IN NO EVENT SHALL THE LANDLORD PARTIES BE LIABLE FOR, AND TENANT HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.

SEC 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant’s rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this “Transaction”) and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices—Consumer Protection Act (the “DTPA”). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the

DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant’s counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 41) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant’s family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.

SEC 42 ATTORNEYS’ FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party’s reasonable attorneys’ fees.

SEC 43 AUTHORITY OF TENANT: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant.

SEC 44 INABILITY TO PERFORM: Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the Landlord (“Force Majeure” ).

SEC 45 JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Tenant.

SEC 46 EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant’s consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.

SEC 47 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, or the enforcement of any remedy under any applicable law, rule, statute, order, code or ordinance. If Landlord commences any summary proceeding against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.

SEC 48 CALCULATION OF TIME PERIODS: Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

SEC 49 EXHIBITS: Exhibits A through J are attached hereto and made a part of this Lease Agreement for all purposes.

SEC. 50 ANTI-TERRORISM: Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless the Landlord Parties from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 50.

SEC 51 SEC 51 GUARANTY: Simultaneously with the execution of this Lease Agreement, Tenant shall cause GeoResources, Inc. (the “Guarantor”) to deliver to Landlord a fully executed guaranty agreement in the form attached hereto as Exhibit J (the “Guaranty”).

SEC 52 TERMINATION OPTION:

A. Subject to and upon the terms, provisions and conditions set forth in this Section 52, Tenant shall have the option (the “Termination Option”) to terminate this Lease Agreement effective on the last day of the eighteenth (18th) month of the Term (the “Early Termination Date”). In order to exercise the Termination Option, Tenant must (i) give Landlord written notice of its exercise of the Termination Option not later than three (3) months prior to the Early Termination Date . If Tenant fails to give notice of exercise of the Termination Option by such deadline, such Termination Option shall be deemed waived and of no further force and effect. The provisions of this Section 52 shall survive the expiration or termination of this Lease Agreement.

B. The Termination Option may be exercised by Tenant only if, at the time of such exercise and on the relevant Early Termination Date, no event of default exists (unless Landlord, in its sole discretion, elects to waive such condition). If such condition is communicated to, but not cured by, Tenant (unless waived by Landlord), the Termination Option shall be deemed waived by Tenant, and any purported exercise thereof shall be null and void.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 25 day of September, 2008 (the “Effective Date”).

LANDLORD:

Cypress Court Operating Associates, L.P., a New Mexico limited partnership

By:	BGK Cypress Court, LLC, a New Mexico limited liability company, its general partner

	By:	/s/ J. Peter Mehlert
	Name:	J. Peter Mehlert
	Title:	President, BGK Texas Property Mgmt, LLC as agent for

TENANT:

Southern Bay Energy LLC

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Vice President—CFO

ADDRESS:

110 Cypress Station Drive, Suite 220
Houston, Tx 77090

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

A-1

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

FIELD NOTE DESCRIPTION 10.8492 ACRES OF LAND HARRIS COUNTY, TEXAS

BEING a 10.8492 acre tract of land out of Reserve “A”, Block 16, Cypress Station section 3 as recorded in Volume 222, Page 89 of the Harris County Map Records and being the same tract described as 10.847 acres in a deed from Radler Cypress Court Limited Partnership to K/B Fund IV, filed under Harris County Clerk’s File Number S571359. Said 10.8492 acre tract is out of the Daniel Harmon Survey, A-315, Harris County, Texas and is more particularly described by metes and bounds as follows:

BEGINNING at a point in the north line of Reserve “A” being the intersection of the west right-of-way of Interstate 45 and the centerline of Cypress Creek;

THENCE, South 00°05'00" East, along the west right-of-way of I.H. 45, 129.32 feet to any iron rod (set) for a corner of this tract;

THENCE North 89°55'00" East, 5.00 feet to an iron rod (set) for a corner of this tract;

THENCE South 00°05'00" East along the west right-of-way of I.H. 45, 771.21 feet to an iron rod (set) for the most northerly cutback corner of the intersection of the west right-of-way of I.H. 45 and the north right-of-way of Cypress Station Drive;

THENCE South 44°59'51" West, along said cutback, 42.37 feet to an iron rod (set) for the most southerly corner of said cutback;

THENCE North 89°54'32" West, along the north right-of-way of Cypress Station Drive, 34.27 feet to an iron rod (found) for the beginning of a curve to the left having a radius of 677.00 feet, a central angle of 15°15'08" and a chord bearing South 82°26'52" West—179.69 feet;

THENCE, along said curve to the left and the north right-of-way of Cypress Station Drive, 180.22 feet to an iron rod being the end of this curve and the beginning of a curve to the right having a radius of 862.00 feet, a central angle of 11°49'51" and a chord bearing South 80°45'47" East;

THENCE, along said curve to the right and the north right-of-way of Cypress Station Drive, 177.99 feet to an iron rod (found) being the end of said curve to the right and the beginning of a curve to the left having a radius of 1472.00 feet, a central angle of 15°27'10" and a chord bearing South 78°56'29" West—395.80 feet;

THENCE, along said curve and the north right-of-way of Cypress Station Drive 397.00 feet to an iron rod (found) for the southwest corner of this tract;

THENCE North 01°08'39" West, 275.20 feet to an iron rod (found) for a corner of this tract;

THENCE North 41°44'10" East, 623.92 feet to a point in the north line of said Reserve “A” and the centerline of Cypress Creek for a corner of this tract;

THENCE continuing along the north line of said Reserve “A” and the centerline of Cypress Creek as follows:

South 34°20'21" East, 26.95 feet to an angle point;

North 71°48'17" East, 105.95 feet to an angle point;

North 64°32'56" East, 125.92 feet to an angle point;

North 43°48'06" East, 100.50 feet to an angle point;

North 34°00'21" East, 70.18 feet to an angle point;

North 01°28'38" East, 52.82 feet to an angle point;

North 35°58'08" East, 85.63 feet to the POINT OF BEGINNING and containing 10.8492 acres of land more or less.

B-1

EXHIBIT C

PARKING AGREEMENT

Landlord hereby agrees to make available to Tenant and Tenant hereby agrees to pay for and take, during the full Term of this Lease Agreement, seven (7) reserved parking spaces and forty-eight (48) unreserved parking spaces (hereinafter collectively referred to as the “Parking Spaces”) on the Building surface parking lot (hereinafter referred to as the “Surface Lot”), upon the following terms and conditions:

1.	Tenant shall pay as rental for the Parking Spaces the rates charged from time to time by the Landlord, plus all taxes applicable thereto. The initial monthly rate for each of the Parking Spaces for reserved parking shall be $0.00 plus taxes and for unreserved parking shall be $0.00 plus taxes. Said rentals shall be due and payable to Landlord or its parking manager, as designated in writing by Landlord at the address specified in Section 31 of this Lease Agreement (or such other address as may be designated by Landlord in writing from time to time), as additional rent on the first day of each calendar month during the Term.

2.	Notwithstanding anything contained in this Exhibit C to the contrary, Landlord shall have the right to recapture any Parking Space not utilized by Tenant for six (6) consecutive months and in the event Landlord exercises such right, Landlord shall have no further obligations to Tenant with respect to such Parking Space and the number of reserved or unreserved Parking Spaces, as the case may be, referred to above in this Exhibit C shall be correspondingly reduced.

3.	Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Spaces, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park on the Surface Lot. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Parking Space related thereto.

4.	Landlord, at its discretion, shall have the right from time to time and upon written notice to Tenant to designate the area(s) within which vehicles may be parked. Tenant agrees that although Landlord shall mark with signage Tenant’s reserved Parking Spaces, Landlord shall have no obligation to enforce such reservation by ticketing, towing or affixing a notice to cars parked in Tenant’s reserved Parking Spaces by those who are not Tenant’s customers, guests, invitees and employees.

5.	If for any reason Landlord fails or is unable to provide any of the Parking Spaces to Tenant at any time during the Term or any renewals or extensions hereof, and such failure continues for five (5) business days after Tenant gives Landlord written notice thereof, Tenant’s obligation to pay rental for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use thereof and Landlord shall use its diligent good faith efforts to provide alternative parking arrangements for the number of vehicles equal to the number of Parking Spaces not provided by Landlord. Tenant shall pay for any alternative parking provided by Landlord so long as Tenant is not paying rent for the Parking Spaces. This abatement and good faith effort to provide alternative parking arrangements shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with such Parking Space.

6.	If the Term commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Spaces shall be prorated on a daily basis.

7.	Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) resulting directly or indirectly from the use of the Parking Spaces.

8.	Landlord may provide parking on the Surface Lot for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building. Landlord reserves the right to charge and collect a fee for parking in the visitor area of the Surface Lot in an amount determined by Landlord or the operator of the Surface Lot to be appropriate. Provided that Tenant has not defaulted under this Lease Agreement, Landlord agrees to allow Tenant to validate the parking ticket of Tenant’s visitors with a stamp or other means approved in advance by Landlord, and to bill Tenant for the parking charges so validated by Tenant on a monthly basis. Said visitor parking charges shall be due and payable to Landlord as additional rent within ten (10) days after Tenant’s receipt of such statement. Alternatively, Landlord may establish a parking validation program whereby tenants may, at their option, purchase prepaid parking validation stickers or other means of identification for specific increments of visitor parking charges, which the tenants may then distribute to their visitors and invitees to be submitted to the Surface Lot attendant as payment for the applicable increment of visitor parking charge.

9.	Upon the occurrence of an Event of Default under the Lease Agreement, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to terminate Tenant’s use of the Parking Spaces without prior notice or warning to Tenant.

10.	Landlord shall have the right to relocate the Surface Lot to any future parking facilities Landlord may construct on the Land.

A condition of any parking shall be compliance by the parker with Surface Lot rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable rules and regulations for the Surface Lot as it deems necessary for the operation of the Surface Lot. Landlord may refuse to permit any person who violates the rules to park on the Surface Lot, and any violation of the rules shall subject the car to removal.

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows and signs designating wheelchair accessible parking spaces must be observed.

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “no parking” signs are posted

(d)	on ramps where indicated

(e)	in cross-hatched areas

(f)	in spaces reserved for exclusive use by designated Lessees

(g)	in such other areas as may be designated by Landlord or Landlord’s agent(s).

5.	Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any parking card or parking sticker.

6.	Surface Lot managers and attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for loss or damage to cars and contents, property or persons is assumed by the parker.

8.	Tenant is required to give Landlord, on a quarterly basis, a list of employees parking on the Surface Lot which shall include year, make and model of car and license number.

9.	In order to protect Landlord’s property, Landlord shall have the right, but not the obligation, to install cameras on the Surface Lot.

10.	Landlord is entitled to limit the size of the parked vehicles by weight, height or width without constituting a breach of its obligation to provide parking hereunder.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenant’s designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant’s right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of its Leased Premises.

EXHIBIT D

RULES AND REGULATIONS

The following standards shall be observed by Tenant for the common safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1.	All tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord’s supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct.

2.	The work of the janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3.	Prior to the commencement of any construction in the Leased Premises, Tenant shall deliver evidence of its contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional insureds.

4.	No sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by Landlord.

5.	Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Landlord. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators and microwaves in Leased Premises.

6.	Tenant shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7.	Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8.	Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9.	No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Two (2) keys will be furnished by Landlord for the

Leased Premises, and any additional key required must be obtained from Landlord. A charge will be made for each additional key furnished. All keys shall be surrendered to Landlord upon termination of tenancy.

10.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

11.	Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

12.	All Christmas and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

13.	Tenant shall provide Landlord with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Thursday, 6:00 p.m. Friday to 8:00 a.m. Saturday, 12:00 noon to 12:00 midnight Saturday and 24 hours a day on Sundays and Holidays).

14.	After hours air conditioning/heating (6:00 p.m. to 7:00 a.m. Monday through Thursday; 6:00 p.m. Friday to 8:00 a.m. Saturday; 12:00 noon to 12:00 midnight Saturday; and 24 hours a day Sunday and Holidays) must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested, or if Tenant so requires after hours air conditioning/heating on a regular basis during the Term of this Lease Agreement, Tenant shall have the right to deliver to Landlord a written notice specifying the hours Tenant so requires such air conditioning/heating. Tenant shall be charged the prevailing hourly rate during such after hours period more particularly described on Exhibit H.

15.	The following dates shall constitute “Holidays” as said term is used in this Lease Agreement: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day and Christmas and any other holiday recognized and taken by tenants cumulatively occupying at least one-half of the Net Rentable Area of office space of the Building.

16.	The following hours shall constitute the normal business hours of the Building: between 7:00 a.m. and 6:00 p.m. from Monday through Friday and between 8:00 a.m. and 12:00 noon on Saturdays, all exclusive of Holidays.

17.	Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord’s discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes full responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

18.	Tenant shall notify Landlord of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Landlord.

19.	Landlord shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants’ deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

20.	Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord’s cost plus fifteen percent (15%).

21.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

22.	Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

23.	Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

24.	Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

25.	The requirements of Tenant will be attended to only upon application to the Building Manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

26.	Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

27.	Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules and regulations for the Parking Areas included in the Parking Agreement attached hereto as Exhibit C.

28.	Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

29.	Landlord has provided 26 cardkey(s) or other access devices to Tenant and Tenant agrees to return all of these cardkeys and other access devices to Landlord upon expiration or termination of this Lease Agreement. All others will be furnished to Tenant at a cost of Twenty and 00/100 Dollars ($20.00) per card or a mutually agreed upon price for each other access device. Any future increase in the cost of cardkeys and other access devices will be passed on to Tenant for any additional cardkeys and other access devices required.

30.	Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building or possess any lighted tobacco products. Smoking shall be confined to area(s) designated by Landlord but shall in no event be closer than twenty-five feet (25’) to any entrance to the Building. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

31.	Tenant shall not attempt to adjust wall-mounted thermostats in the Building. If there is any damage to wall-mounted thermostats due to attempts by Tenant to adjust thermostats, Landlord may repair such damage at the sole cost and expense of the Tenant.

32.	The carrying of firearms of any kind in the Leased Premises or the Building is strictly prohibited.

EXHIBIT E

ACCEPTANCE OF PREMISES MEMORANDUM

This Memorandum is an amendment to the Lease Agreement for space in 110 Cypress Station Drive, Houston, Harris County, Texas 77090, executed on the              day of                     , 200   between Cypress Court Operating Associates, L.P., a New Mexico limited partnership, as Landlord and                         , as Tenant.

Landlord and Tenant hereby agree that:

1.	The Leased Premises consists of square feet of Net Rentable Area.

2.	Except for those items shown on the attached “punch list”, if any, which Landlord will remedy within days hereof, Landlord has fully completed the construction work required under the terms of the Lease Agreement.

3.	The Leased Premises are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

4.	The Commencement Date of the Lease Agreement is hereby agreed to be the day of , 200__.

5.	The Expiration Date of the Lease Agreement is hereby agreed to be the day of , 200__.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this              day of                     , 200  .

Landlord:

Cypress Court Operating Associates, L.P., a New Mexico limited partnership

By:	BGK Cypress Court, LLC, a New Mexico limited liability company, its general partner

By:
Name:
Title:

Tenant:

By:
Name:
Title:

E-1

EXHIBIT F

TENANT’S ESTOPPEL CERTIFICATE

(Addressee)

RE:	Houston , Texas

Gentlemen:

The undersigned (“Tenant”) has executed and entered into that certain lease agreement (“Lease Agreement”) attached hereto as Exhibit “A” and made a part hereof for all purposes with respect to those certain premises (“Leased Premises”) which are located in the above-referenced project (“Project”) and are more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed (“Addressee”) has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.

With respect to the Lease Agreement, Tenant certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit “A”;

2.	The original Lease Agreement is dated , 200 , and has been assigned, modified, supplemented or amended only in the following respects:

(Please write “None” above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.	Tenant is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite , of the Project; and the Leased Premises contain approximately square feet;

4.	The initial term of the Lease Agreement commenced on , 200__, and ends at 11:59 p.m. on , 200__, at a monthly base rent of $ , and no rentals or other payments in advance of the current calendar month have been paid by Tenant, except as follows:

(Please write “None” above or describe such payments on a separate sheet of paper);

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through , 200__; all additional rents and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months’ rent, rebates or other matters affecting the rent for Tenant, except as follows:

(Please write “None” above or describe such matters on a separate sheet of paper);

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:

(Please write “None” above or describe such deposits on a separate sheet of paper);

8.	The Lease Agreement is in full force and effect and there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write “None” above or describe such default on a separate sheet of paper);

9.	All improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write “None” above or describe such improvements on a separate sheet of paper);

10.	Tenant has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

(Please write “None” above or describe such right or option on a separate sheet of paper);

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:

(Please write “None” above or describe such right on a separate sheet of paper);

12.	To the best of Tenant’s knowledge, any and all broker’s leasing and other commissions relating to and/or resulting from Tenant’s execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker’s leasing or other commissions will be or become due or payable in connection with or as a result of either Tenant’s execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Tenant’s renewal of the Lease Agreement, except as follows:

(Please write “None” above or describe such right on a separate sheet of paper);

13.	To the best of Tenant’s knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the “Environmental Laws”);

14.	The Leased Premises have not been used and Tenant does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

15.	Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Tenant aware of a basis for any such proceeding;

16.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state.

17.	Tenant has no right of refusal or option to purchase the Leased Premises or the Project.

18.	Tenant understands that the Lease Agreement may be assigned to Addressee and Tenant agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.

Dated:                             , 200  .

Very truly yours,

By:
Name:
Title:

EXHIBIT G

LEASEHOLD IMPROVEMENTS

Intentionally Deleted

G-1

EXHIBIT H

AIR CONDITIONING AND HEATING SERVICES

Landlord will furnish Building standard air conditioning and heating between 7:00 a.m. and 6:00 p.m. from Monday through Friday and, if requested, between 8:00 a.m. and 12:00 noon on Saturdays, all exclusive of Holidays (as defined above). Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will use its good faith efforts to furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for the incremental costs (including a reasonable charge for additional wear and tear resulting from such additional use) incurred in connection therewith, as such cost may be adjusted from time to time, for furnishing such services.

H-1

EXHIBIT I

INSURANCE REQUIREMENTS

1.	Tenant’s Insurance.

a. Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

i. a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Complex, under which Tenant is named as the insured and (a) Landlord, (b) any lender whose loan is secured by a lien against the Complex, (c) the property manager for the Complex, (d) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (e) any directors, officers, employees, agents, or contractors of such persons or entities are named as additional insureds (collectively, the “Landlord Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 28 of the Lease Agreement. The minimum limits of liability applying exclusively to the Leased Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in buildings comparable to the Building. The deductible or self insured retention amount for such policy shall not exceed $10,000;

ii. insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building (“Tenant’s Property”) and all alterations and improvements to the Leased Premises (including the Leasehold Improvements constructed pursuant to Exhibit G to the Lease Agreement) to the extent such alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations”), for the full insurable value thereof or replacement cost thereof, having a deductible amount (or self-insured retention amount), not in excess of $25,000;

iii. during the performance of any alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Leased Premises;

iv. Workers’ Compensation Insurance, as required by law;

b. All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) it shall be noncancellable and/or no material change in coverage shall be made thereto unless the Landlord Parties receive thirty (30) days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the

I-1

State of Texas and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of at least “A-” and a “Financial Size Category” of at least “X” or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

c. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies or certificates of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit I and that the Landlord Parties are named as additional insureds (the “Policies”). Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Landlord Parties as additional insureds) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) conveys to the Landlord Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Landlord Parties in writing by certified mail, return receipt requested, at least thirty (30) days in advance of any termination or change to the Policies that would affect the interest of any of the Landlord Parties.

2.	Landlord’s Insurance.

a. Landlord shall keep the Building insured against damage and destruction by fire, vandalism, and other perils in the amount of the full replacement value of the Building (as determined for insurance purposes) as the value may exist from time to time, exclusive of foundations and footings, or such lesser amount as will avoid co-insurance.

b. Landlord shall maintain contractual and commercial general liability insurance, including bodily injury and property damage, with a minimum combined single limit of liability of $1,000,000 for bodily injury or death of any person occurring in or about the Building and $3,000,000 for injury, death, or damages resulting to more than one person in any one occurrence.

c. Notwithstanding the foregoing, in the event Landlord is an institutional owner, then Landlord may elect to self-insure with respect to the insurance coverages required by the terms of the Lease Agreement.

3.	Waiver of Subrogation.

Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Complex and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by the property insurance that was required to be carried by that party under the terms of the Lease Agreement. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any alterations or improvements exceeding Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

I-2

Exhibit J

Form of Guaranty

Section 1. Guaranty. For value received, and in order to induce Cypress Court Operating Associates, L.P., (“Landlord”), to execute that certain Lease Agreement, (described below), with Southern Bay Energy, L.L.C., (“Tenant”), GeoResources, Inc., a corporation (“Guarantor”), hereby unconditionally guarantees to Landlord and its successors or assigns:

A. The full and punctual payment when due (whether by acceleration or otherwise) of all sums (including, without limitation, payment of all rental amounts [however termed or defined], late charges, interest charges, court costs, reasonable attorneys’ fees and any and all other sums) due and owing or to become due and owing by Tenant under that certain Lease Agreement dated September 25, 2008, entered into by and between Landlord and Tenant containing approximately 13,755 square feet of net rentable area located in the office building located at 110 Cypress Station Drive, Houston, Harris County, Texas 77090 (the “Building”), together with any and all extensions or renewals thereof and amendments and modifications thereto (the “Lease”);

B. The prompt and complete performance in accordance with their terms of any and all of the obligations of Tenant under the Lease and of all warranties, representations and covenants made by or imposed upon Tenant thereunder, and Guarantor agrees that upon the failure, refusal or neglect of Tenant to fulfill any obligation or covenant or maintain in effect any condition or fact as warranted, Guarantor will immediately do so.

As used herein “Guaranteed Obligations” means all obligations and indebtedness of Tenant guaranteed by Guarantor in this Section 1.

Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid in full and/or fully performed. This Guaranty is binding upon and enforceable against Guarantor and the heirs, legal representatives, personal representatives, executors, administrators, assigns and successors of Guarantor.

Section 3. Representations of Guarantor. Guarantor hereby represents and warrants to Landlord that:

(i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and a resolution so stating has been duly adopted by Guarantor’s Board of Directors;

(ii) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;

(iii) neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce such Guarantor to execute this Guaranty; and

(iv) as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its, his or her obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its, his or her obligations, liabilities and debts.

Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery hereof to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) the renewal, extension, amendment and/or modification of any of the terms and provisions of the Lease; (g) filing of suit and diligence by Landlord in collection or enforcement of the Guaranteed Obligations; and (h) any other notice regarding the Guaranteed Obligations. Guarantor specifically waives any requirements imposed by or to which Guarantor may otherwise be entitled by virtue of the suretyship laws of the State of Texas, including without limitation, requirements pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

Section 5. Release of Parties Liable, Renewals, etc. Guarantor agrees that Landlord may at any time, and from time to time, at Landlord’s discretion and with or without notice or consideration to or consent from any party: (a) release any party liable on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor; and (b) extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any of such actions may be taken without impairing or diminishing the obligations of Guarantor hereunder. The liability of Guarantor shall not be impaired, reduced or in any way affected by: (v) Landlord’s failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (w) any termination of the Lease to the extent that Tenant thereafter continues to be liable; (x) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever regardless of whether Tenant thereafter continues to be liable; (y) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the Guaranteed Obligations; or (z) the taking of any security or any other guaranty for the Guaranteed Obligations in addition to the guaranty presently existing.

Section 6. Primary Liability of Guarantor. This is a guaranty of payment and performance, and Guarantor agrees that Landlord is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor), and further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, however arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant or any other guarantor or any other party as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Landlord to exercise any right or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of the Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting the Tenant or any of the Tenant’s assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor’s assets; (c) death, insanity or other disability of Guarantor; (d) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Landlord (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor); or (e) the release or discharge of Tenant from the Lease or any of the Guaranteed Indebtedness or any other indebtedness of the Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.

Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed, extended, renewed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord regardless of what liability or liabilities of Tenant to Landlord remain unpaid.

Section 7. Subordination and Waiver of Subrogation. Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees not to accept any payment on the same until payment in full of the Guaranteed Obligations, and not to attempt to set off or reduce any obligations hereunder because of such indebtedness. Until all of the Guaranteed Obligations shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant.

Section 8. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable at the address of Landlord set forth herein. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in such county and state of Landlord’s office. Guarantor unconditionally agrees to pay Landlord collection expenses including court costs and reasonable attorneys’ fees if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings.

Section 9. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor’s liability hereunder shall not be impaired, reduced or affected in any manner thereby.

Section 10. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of Guarantor.

Section 11. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

Section 12. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which such Guarantor could successfully assert the claim or defense of usury.

Section 13. Landlord’s Assigns. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the owner or holder of all or any part of the Landlord’s interest under the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Landlord’s interest under the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of Landlord’s interest under the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

Section 14. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing, in the U.S. Mails, certified mail, return receipt requested, duly stamped and addressed to such Guarantor at the following addresses:

If to Guarantor:

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

If to Landlord:

c/o BGK Texas Property Management, L.L.C.

1235 North Loop West, Suite 1025

Houston, Texas 77008

Attention: J. Peter Mehlert

Telephone: (713) 862-3333

Facsimile: (713) 861-8989

With a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Attn: Darren S. Inoff, Esq.

Telephone: (713) 220-3841

Facsimile: (713) 238-7134

Guarantor and Landlord shall have the right to designate from time to time another address for purposes of this instrument by written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Section 14 shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.

Section 15. Payments. Landlord may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord may deem appropriate.

Section 16. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.

Section 17. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty.

Section 18. Multiple Originals. This Guaranty may be executed in multiple counterparts each of which shall constitute an original agreement as to the party signing same, but all of which shall constitute a single agreement.

Section 19. Joint and Several Liability. If more than one person executes this Guaranty as Guarantor, their obligations hereunder are joint and several, and any act or notice of or to, or the signature of, any one or more of them, in relation to or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Guaranty as a Guarantor.

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EXECUTED the 9th day of September, 2008.

“GUARANTOR”

GeoResources, Inc.

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Chief Financial Officer